                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  AmSurg Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  AMSURG CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 21, 1999

To our Shareholders:

         The 1999 annual meeting of shareholders of AmSurg Corp. will be held Friday, May 21, 1999, at 9:00 a.m., local time, at the SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee. At the meeting, shareholders will act on the following matters:

         1. Election of two directors in Class II, each for a term of three years;

         2. Approval of an amendment to our Amended and Restated Charter to increase the authorized shares of Class A common stock from 20,000,000 to 35,000,000;

         3. Re-approval of our 1997 Stock Incentive Plan to ensure compliance with Section 162(m) of the Internal Revenue Code and allow for the deductibility of certain compensation under the plan;

         4. Approval of an amendment to our 1997 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder from 650,000 to 1,120,000; and

         5. Any other matters which may properly come before the meeting.

         Shareholders of record at the close of business on April 2, 1999 are entitled to notice of and to vote at the meeting.

         Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY in the enclosed stamped envelope in order that as many shares as possible will be represented.



                                         By Order of the Board of Directors,


                                         Claire M. Gulmi
                                         Secretary


Nashville, Tennessee
April __, 1999

                                TABLE OF CONTENTS



                                                                             Page
                                                                             ----
ABOUT THE MEETING...............................................................1
      What is the purpose of the annual meeting?................................1
      Who is entitled to vote?..................................................1
      What constitutes a quorum?................................................1
      How do I vote?............................................................1
      Can I change my vote after I return my proxy card?........................2
      What are the Board's recommendations?.....................................2
      What vote is required to approve each item?...............................2

STOCK OWNERSHIP.................................................................3
      Who are the largest owners of the Company's stock?........................3
      How much stock do our directors and executive officers own?...............4
      Section 16(a) Beneficial Ownership Reporting Compliance...................5

ITEM 1 - ELECTION OF DIRECTORS..................................................5
      Directors Standing for Election...........................................5
      Directors Continuing in Office............................................6
      How are our directors compensated?........................................7
      What committees has the Board established?................................7
      How often did the Board meet during fiscal 1998?..........................8
      Certain Relationships and Related Transactions............................8
      Report of the Compensation Committee on Executive Compensation............9
      Employment Agreements....................................................12

ITEM 2 - APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CHARTER TO
         INCREASE AUTHORIZED SHARES OF CLASS A COMMON STOCK....................15

ITEM 3 - RE-APPROVAL OF THE 1997 STOCK INCENTIVE PLAN TO ENSURE
         COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE...........16

ITEM 4 - APPROVAL OF AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN................21

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS...............................21

OTHER MATTERS..................................................................22

ADDITIONAL INFORMATION.........................................................22

                                  AMSURG CORP.

                      ONE BURTON HILLS BOULEVARD, SUITE 350
                           NASHVILLE, TENNESSEE 37215

                                 PROXY STATEMENT

         The Board of Directors is soliciting proxies to be used at the 1999 annual meeting of shareholders. This proxy statement and the enclosed proxy will be mailed to shareholders on or about April 19, 1999.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At our annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the approval of a charter amendment, the re-approval of the 1997 Stock Incentive Plan and the approval of an amendment to the 1997 Stock Incentive Plan. In addition, our management will report on our performance during fiscal 1998 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

         Only shareholders of record at the close of business on the record date, April 2, 1999, are entitled to receive notice of the annual meeting, and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our Class A common stock entitles its holder to cast one vote on each matter to be voted upon. Each share of our Class B common stock entitles its holder to cast ten votes on the election of directors and one vote on all other matters to be voted upon.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting us to conduct the business of the meeting. As of the record date, 9,539,049 shares of our Class A common stock and 4,787,131 shares of our Class B common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

       Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

       -   by submitting written notice of revocation to the Secretary;

       -   by submitting another proxy that is later dated and properly signed;
           or

       -   by voting in person at the meeting.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

       Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth below together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

       -   for election of the nominated slate of directors (see page 5);

       - for approval of the amendment to the Amended and Restated Charter (see page 15);

       -   for re-approval of our 1997 Stock Incentive Plan (see page 16); and

       - for approval of the amendment to our 1997 Stock Incentive Plan (see page 21).

       With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

       ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

       APPROVAL OF THE CHARTER AMENDMENT, THE 1997 STOCK INCENTIVE PLAN AND THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN; OTHER ITEMS. The charter amendment, the 1997 Stock Incentive Plan, the amendment to the 1997 Stock Incentive Plan, and any other item will each be approved if the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to any such item will not be voted on any of these proposals.

       If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may or may not be permitted to exercise voting discretion with respect to the approval of the charter amendment, the re-approval of the 1997 Stock Incentive Plan, the approval of the amendment to the 1997 Stock Incentive Plan or another item to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those items and will not be counted in determining the number of shares necessary for approval.

                                 STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

         The following table shows those shareholders, other than our directors and executive officers, who beneficially own more than 5% of either class of our common stock.

      ------------------------------------------------------------------------------------------------------------
                                                           CLASS A                      CLASS B
                                                           COMMON       PERCENT OF      COMMON        PERCENT OF
                       NAME AND ADDRESS                    STOCK(1)       CLASS         STOCK(1)        CLASS
     --------------------------------------------------  ------------   ------------  -------------   -----------
     Wasatch Advisors, Inc. ...........................   1,359,053        14.2%         588,475         12.3%
          150 Social Hall Avenue
          Salt Lake City, UT 84111
     Waddell & Reed, Inc...............................     804,457         8.4          729,661         15.2
          6300 Lamar Avenue, P.O. Box 29217
          Shawnee Mission, KS 66201-9217
     Provident Investment Counsel .....................     850,700         8.9            --             --
          300 North Lake Avenue
          Pasadena, CA 91101-4106
     Electra Investment Trust P.L.C....................     717,738         7.5            --             --
          65 Kingsway
          London, England WC 2B6QT
     The Capital Research and Management Co. ..........     250,000         2.6          310,000          6.5
          333 South Hope Street
          Los Angeles, CA 90071
     -------------------------------------------------------------------------------------------------------------

       (1) This information is based on the following sources:
              - Wasatch Advisors, Inc. - Form 13G dated February 12, 1999;
              - Waddell & Reed, Inc. - Form 13G dated February 12, 1999;
              - Provident Investment Counsel - Form 13G dated January 10, 1999;
              - Electra Investment Trust P.L.C. - Provided by a representative of Electra; and
              - The Capital Research and Management Co. - Form 13G dated
                February 8, 1999.

HOW MUCH STOCK DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our executive officers named in the Summary Compensation Table below and our directors and executive officers as a group. Except as otherwise indicated, all information is as of the record date, April 2, 1999.


  -------------------------------------------------------------------------------------------------------------
                                                    CLASS A COMMON STOCK               CLASS B COMMON STOCK
                                           --------------------------------------- ----------------------------
                                                             ACQUIRABLE
                                              OUTSTANDING     WITHIN 60   PERCENT OF  OUTSTANDING   PERCENT OF
                    NAME                       SHARES (1)      DAYS (2)    CLASS (3)   SHARES (1)      CLASS
  ---------------------------------------- --------------  ------------ ---------- -------------- -----------
  Ken P. McDonald.........................              2       105,000        1.1%             --       --
  Claire M. Gulmi.........................             --        37,083          *             --        --
  Royce D. Harrell........................             --        97,832        1.0             --        --
  Rodney H. Lunn .........................         56,613       227,207        2.9             59        *
  David L. Manning .......................         52,000       236,999        3.0             --        --
  Thomas G. Cigarran .....................         84,069            --          *        363,554       7.6%
     One Burton Hills Boulevard
     Nashville, TN 37215
  James A. Deal...........................         29,995            --          *        179,728       3.8
  Steven I. Geringer......................         10,560            --          *             --        --
  Debora A. Guthrie.......................        182,684            --        1.9            890        *
  Henry D. Herr...........................         55,645            --          *        221,558       4.6
  Bergein F. Overholt, M.D................        142,637         5,415        1.6            340        *
  All directors and executive officers
     as a group (11 persons)..............        614,205       709,536       12.9        766,134      16.0

---------------------------------------------------------------------------------------------------------------

*Represents less than 1% of each class of our outstanding common stock.

    (1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of our directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

           - Mr. McDonald - 2 shares of Class A common stock held by Mr. McDonald's wife;
           - Mr. Lunn - 999 shares of Class A common stock held for the benefit of Mr. Lunn's children and 1,800 shares of Class A common stock held in a family trust;
           - Mr. Deal - 1,089 shares of Class A common stock held by Mr. Deal's children and 7,013 shares of Class B common stock held by Mr. Deal's children;
           - Mr. Geringer - 8,460 shares of Class A common stock held in a family trust;
           - Ms. Guthrie - 179,434 shares of common stock held by Capitol Health Partners, L.P. attributable to Ms. Guthrie, who is President and Chief Executive Officer of the general partner of Capitol Health Partners, L.P.; and
           -  Dr. Overholt - 21,000 shares of Class A common stock owned by
              The Endoscopy Center, Knoxville, Tennessee, of which Dr. Overholt is a partner, 8,482 shares of Class A common stock owned by Gastrointestinal Associates, P.C., of which Dr. Overholt is President, and 29,083 shares of Class A common stock held in trust for Dr. Overholt's grandchildren.

    (2) Reflects the number of shares that could be purchased by exercise of options available on April 2, 1999 or within 60 days thereafter under our stock option plans.

       (3) Pursuant to the rules of the Securities and Exchange Commission, or the SEC, shares of common stock which an individual owner set forth in this table has a right to acquire within 60 days after the record date pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner shown in the table. Likewise, the shares subject to options held by our directors and executive officers which are exercisable within 60 days of the record date are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       The federal securities laws require our directors and executive officers, and persons who own more than 10% of either class of our common stock, to file initial reports of ownership and reports of changes in ownership with us, the SEC and The Nasdaq National Market. Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 1998 with their reporting requirements, with the exception of a late filing made by Ms. Guthrie in June 1998 relating to a transaction in March 1998.

                         ITEM 1 - ELECTION OF DIRECTORS

                         DIRECTORS STANDING FOR ELECTION

       The Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. The current Board of Directors is comprised of seven members. Two members will be elected at the annual meeting. The Board of Directors has nominated and recommends to the shareholders Henry D. Herr and Ken P. McDonald, each of whom is an incumbent Class II director, for election as Class II directors to serve until the annual meeting of shareholders in 2002 and until such time as their respective successors are duly elected and qualified.

       If either of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that either of the nominees named above will be unable to serve. Certain information with respect to the nominees for election as Class II directors and with respect to the Class I and Class III directors (who are continuing in office) is set forth below.

CLASS II DIRECTORS. The directors standing for election are:

HENRY D. HERR                                               Director since 1992

Mr. Herr, 53, has served as Executive Vice President of Finance and Administration and Chief Financial Officer of American Healthcorp, Inc., or AHC, since 1986 and a director of AHC since 1988. Since December 1997, Mr. Herr has served as an advisor to us. Mr. Herr served as our Chief Financial Officer from April 1992 until September 1994 and as our Secretary from April 1992 until December 1997.

KEN P. MCDONALD                                             Director since 1996

Mr. McDonald, 58, has served as our Chief Executive Officer since December 1997 and our President since July 1996, previously having served as our Executive Vice President and Chief Operating Officer since December 1994. Mr. McDonald joined us in 1993 as a Vice President.

                         DIRECTORS CONTINUING IN OFFICE

CLASS III DIRECTORS. The following Class III directors are serving terms ending in 2000:

THOMAS G. CIGARRAN                                          Director since 1992

Mr. Cigarran, 57, has served as our Chairman of the Board since 1992. Mr. Cigarran served as our Chief Executive Officer from January 1993 until December 1997, and as our President from January 1993 to July 1996. Since December 1997, Mr. Cigarran has served as an advisor to us. Mr. Cigarran is a co-founder of AHC and has served as Chairman of the Board, President and Chief Executive Officer of AHC since 1988.

DEBORA A. GUTHRIE                                           Director since 1996

Ms. Guthrie, 43, has served as President and Chief Executive Officer of the general partner of Capitol Health Partners, L.P., a Washington, D.C.-based venture fund specializing in healthcare industries since October 1995. Prior to forming Capitol Health Partners, L. P. in 1995, Ms. Guthrie was President and Chief Executive Officer of Guthrie Capital Corporation, a venture management company providing financial advisory and investment banking services to healthcare companies in the Mid-Atlantic and Southeastern United States. Ms. Guthrie is a member of the Executive Committee and Board of Directors of the National Association of Small Business Investment Companies and the Board of Directors of the Center for International Private Enterprise, an arm of the U.S. Chamber of Commerce. Ms. Guthrie, an affiliate of Capitol Health Partners, L.P., was appointed to the Board of Directors in connection with our preferred stock equity financing in November 1996.

BERGEIN F. OVERHOLT, M.D.                                   Director since 1992

Dr. Overholt, 61, has served as President of Gastrointestinal Associates, P.C., a gastrointestinal specialty group, and a partner in The Endoscopy Center, Knoxville, Tennessee, which owns a limited partnership interest in an ambulatory surgery center that is majority-owned and managed by us, since 1992. Dr. Overholt also serves as our Medical Director, is Chairman of the Laser Department at the Thompson Cancer Survival Center in Knoxville, Tennessee and is an Associate Professor of Clinic Medicine at the University of Tennessee in Knoxville, Tennessee.

CLASS I DIRECTORS. The following Class I directors are serving terms ending in 2001:

JAMES A. DEAL                                               Director since 1992

Mr. Deal, 49, serves as President and Chief Executive Officer of CDI, Inc., a national network of outpatient diagnostic imaging centers. Mr. Deal served as Executive Vice President of AHC from May 1991 to August 1998 and as President of Diabetes Treatment Centers of America, Inc., an AHC subsidiary, from 1985 to August 1998.

STEVEN I. GERINGER                                          Director since 1997

Mr. Geringer, 53, has been a private investor since June 1996, previously having served as President and Chief Executive Officer of PCS Health Systems, Inc., a unit of Eli Lilly & Company and provider of managed pharmaceutical services to managed care organizations and health insurers, from June 1995 until June 1996, and President and Chief Operating Officer of PCS from May 1993 through May 1995.

HOW ARE OUR DIRECTORS COMPENSATED?

         BASE COMPENSATION. Each non-employee director receives an annual fee of $10,000, adjusted annually to reflect changes in the Consumer Price Index, U.S. All City Average Report, of the U.S. Bureau of Labor Statistics, or CPI, for their services as directors and as members of any committees of the Board of Directors on which they serve. In addition, each non-employee director is reimbursed for out-of-pocket expenses incurred in attending Board of Directors' meetings and committee meetings.

         RESTRICTED STOCK. On the date of each annual meeting of shareholders, each non-employee director who is elected or reelected to the Board of Directors or who otherwise continues as a director shall automatically receive on the date of the annual meeting of shareholders a grant of that number of shares of restricted Class A common stock having an aggregate fair market value on such date equal to $10,000, adjusted annually for changes in the CPI. A director serving as medical director of the Company but not as an employee of the Company will be treated as a non-employee director for purposes of these restricted stock grants.

         Each grant of restricted stock shall vest in one-third increments with the one-third vesting equally on the date of grant and the first and second anniversary of the date of grant, if the grantee is still a director on each of such dates. Until the earlier of (i) five years from the date of grant and (ii) the date on which the non-employee director ceases to serve as a director, no restricted stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Upon termination of a non-employee director's service as a director for any reason other than death, disability or retirement, all shares of unvested non-employee director restricted stock will be forfeited. Upon resignation of a non-employee director as a director due to death, disability or retirement, all shares of restricted stock will immediately vest.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors has standing Audit, Compensation and Nominating Committees.

         AUDIT COMMITTEE. The principal functions of the Audit Committee are to recommend to the full Board of Directors the engagement or discharge of our independent auditors; to review the nature and scope of the audit, including but not limited to a determination of the effectiveness of the audit effort through meetings held at least annually with independent auditors and a determination through discussion with the auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to review the qualifications and performance of the auditors, including but not limited to a review of the plans and results of the auditing engagement and each professional service provided by the independent auditors; to review our financial organization and accounting practices, including but not limited to a review of our financial statements with the auditors and an inquiry into the effectiveness of our financial and accounting functions and internal controls through discussions with our auditors and officers; and to recommend to the full Board of Directors policies concerning avoidance of employee conflicts of interest and to review the administration of such policies. Members of the Audit Committee are Debora A. Guthrie, James A. Deal and Henry D. Herr. In fiscal 1998, the Audit Committee met two times.

         COMPENSATION COMMITTEE. The functions of the Compensation Committee include recommending to the full Board of Directors the compensation arrangements for senior management and directors, adopting compensation and benefit plans in which officers and directors are eligible to participate and granting options or other benefits under (and otherwise administering) such plans, including our 1992 Stock Option Plan and the 1997 Stock Incentive Plan. Members of the Compensation Committee are Steven I. Geringer, Debora A.

Guthrie and James A. Deal. No member of this committee is a former or current officer or employee. The Compensation Committee met two times during fiscal 1998.

         NOMINATING COMMITTEE. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors; developing and reviewing background information for candidates; making recommendations to the Board regarding such candidates; and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. Any shareholder wishing to propose a nominee should submit a recommendation in writing to our Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. Members of the Nominating Committee are Ken P. McDonald, Thomas G. Cigarran and Bergein F. Overholt, M.D. The Nominating Committee did not meet during fiscal 1998.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 1998?

         The Board of Directors met six times during fiscal 1998. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of which the director was a member.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         MANAGEMENT AGREEMENT. In December 1997, we entered into a management agreement with AHC pursuant to which AHC provided certain financial and accounting services to us and our subsidiaries on a transitional basis, with the intent that we would acquire the personnel, systems and expertise necessary to become self-sufficient in the provision of these services during the period beginning on the date of the management agreement and ending no later than one year thereafter. Pursuant to the management agreement, AHC provided us with services, including assistance with respect to processing payroll and associated payroll tax returns and accounts payable for our corporate office, maintaining general accounting records for our corporate operations and operations of our subsidiaries (including the partnerships and limited liability companies), preparing our consolidated financial statements, preparing our corporate tax returns and tax returns for our subsidiaries, preparing estimated tax reports, and preparing financial statements in connection with periodic reports required to be filed by us with the SEC. As compensation for such services, we paid AHC $105,504 in 1998. This management agreement was terminated on December 31, 1998.

         ADVISORY AGREEMENTS. Effective December 1997, we entered into advisory agreements with each of Thomas G. Cigarran and Henry D. Herr, pursuant to which Messrs. Cigarran and Herr provide continuing services to us through December 1999. Immediately prior to December 1997, Mr. Cigarran served as our Chief Executive Officer, and Mr. Herr served as our Vice President and Secretary. Pursuant to the advisory agreements, Messrs. Cigarran and Herr provide advisory services to our senior management in the areas of strategy, operations, management and organizational development. As compensation for these services during the two-year term, in December 1997 we paid $200,000 to Mr. Cigarran and $150,000 to Mr. Herr in the form of shares of Class A common stock, which were issued as restricted stock. One-third of the shares paid as compensation vested immediately, one-third vested December 3, 1998 and the remaining one-third of the shares will vest December 3, 1999. The Advisory Agreements provide that Messrs. Cigarran and Herr will not sell the shares of our Class A common stock received pursuant to these agreements until December 1999, subject to certain limited exceptions. The advisory agreements also contain certain non-compete and confidentiality provisions. In addition, Messrs. Cigarran and Herr are eligible to receive compensation as non-employee directors. Messrs. Cigarran and Herr are also entitled to indemnification as provided in the indemnification agreement that each entered into with us in December 1997.

         LEASE ARRANGEMENT. We lease approximately 15,400 square feet of space from AHC in Nashville, Tennessee, where our corporate headquarters are located, pursuant to a sublease dated June 9, 1996. We are required to make an aggregate of $990,076 in rental payments to AHC over the three-year term of the sublease which expires December 31, 1999.

         OTHER ARRANGEMENTS. Bergein F. Overholt, M.D. is a director, our Medical Director and President and a 14% owner of The Endoscopy Center. The Endoscopy Center is a limited partner, and one of our subsidiaries is the general partner and majority owner of, The Endoscopy Center of Knoxville, L.P., which owns and operates an ambulatory surgery center. The aggregate amount of distributions made by The Endoscopy Center of Knoxville, L.P. to The Endoscopy Center in 1998 was $1,249,500, of which Dr. Overholt received his pro rata ownership percentage. During 1998, Dr. Overholt was paid $50,000 for his services as the Company's Medical Director and he participated in the 1997 Stock Incentive Plan as a non-employee director. See "Compensation of Directors."

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         Decisions on compensation of our executive officers are made by the Compensation Committee of our Board of Directors. Each member of the Compensation Committee is a non-employee director. It is the responsibility of the Compensation Committee to determine whether in its judgment the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve our best interests and the best interests of our shareholders.

WHAT IS OUR PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

         The Compensation Committee believes that the primary objectives of the Company's executive compensation policies should be:

         - To attract and retain talented executives by providing compensation that is, overall, highly competitive with the compensation provided to executives at companies of comparable position in the health care services industry, while maintaining compensation within levels that are consistent with the Company's annual budget, financial objectives and operating performance;

         - To provide appropriate incentives for executives to work toward the achievement of the Company's annual financial performance and business goals based on the Company's annual budget; and

         - To more closely align the interests of executives with those of shareholders and the long-term interests of the Company by providing long-term incentive compensation in the form of non-qualified stock options or other equity-based long-term incentive compensation.

         The Compensation Committee believes that the Company's executive compensation policies should be reviewed annually and should be reviewed in light of the Company's financial performance, its annual budget and its position within the health care services industry, as well as the compensation policies of similar companies in the health care services business. The compensation of individual executives should then be reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

         In reviewing the comparability of the Company's executive compensation policies, the Compensation Committee reviews executive compensation for other comparable companies. In light of factors that are unique to the Company, the Compensation Committee believes that, while the Company competes generally with these other health care service companies, the Company is the leader in the development of a relatively new method of delivery for outpatient surgical procedures, and its rapid and high growth history, provides unique circumstances that should be taken into account. These differences are important factors, which the Compensation Committee expects to consider in determining executive compensation and in analyzing comparable financial performance.

         The Compensation Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical skills, organizational development, public affairs and civic involvement are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Compensation Committee.

         BASE SALARY. Base compensation for executive officers of the Company is based on the terms of employment agreements between the Company and the executives. These agreements provide for a minimum base salary adjusted for increases in the CPI and such other increases as the Compensation Committee shall determine to be appropriate. In determining whether an increase in base compensation for the executive officers is appropriate, the Compensation Committee may review recommendations of management and consult with the chief executive officer. After taking into consideration these recommendations and consultations, the contributions of each executive and the performance of the Company, the Compensation Committee will subjectively determine appropriate levels of base compensation. In 1998, the Compensation Committee changed the review date of executive officers from July to January of each year to coincide with the Company's fiscal year. In fiscal 1998, the Compensation Committee awarded increases in the annual base compensation for executive officers, excluding the chief executive officer, of 2 1/2%. The minimum increase mandated by the employment agreements with the executive officers is the annual CPI increase. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors it applied in reaching its base compensation decisions.

         ANNUAL BONUS. The Compensation Committee considers that compensation should be linked primarily to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee relies on cash bonuses awarded under the bonus plan under which cash awards can be granted to executive officers based upon: (a) the extent to which actual earnings of the Company during a fiscal year meets or exceeds the earnings targets approved by the Compensation Committee for such fiscal year and (b) other specific targets related to an executive officer's specific area of responsibility, including surgery center profits and new acquisition and development transactions. These elements of the bonus plan were established in advance of the beginning of the fiscal year. The maximum total bonus award that executive officers could receive ranged from 50% to 55% of base salary for 1998. Total combined awards for all components of the bonus plan for 1998 ranged from 15% to 44% of base salary for 1998.

         STOCK OPTIONS. Stock options are the principal vehicle for payment of long-term compensation. The Compensation Committee considers that an integral part of the Company's executive compensation program is equity-based compensation plans which align executives' long-range interests with those of the shareholders. This long-term incentive program is principally reflected in the 1992 Stock Option Plan and the 1997 Stock Incentive Plan.

         The Compensation Committee believes that long-term stock-based incentive compensation should be structured so as to closely align the interests of the executives with the interests of the Company's shareholders and, in particular, to provide only limited value in the event that the Company's stock price fails to increase over time. The Compensation Committee determines the award of stock option grants to the executive officers and takes into account the recommendations of the chief executive officer prior to approving annual awards of long-term stock-based incentive compensation. These stock options are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to improve shareholder value, and reflect the committee's objective to provide a greater portion of compensation for executives in the form of long-term equity-linked awards. During fiscal 1998, the Committee awarded options to purchase Class A common stock with an exercise price of $9.13 per share to the following executive officers in the following amounts: Ms. Gulmi 28,333 shares; Mr. Harrell 5,000 shares; Mr. Lunn 7,500 shares; and Mr. Manning 6,667 shares.

HOW IS OUR CHIEF EXECUTIVE OFFICER COMPENSATED?

         The Compensation Committee believes that the compensation of our chief executive officer is consistent with its general policies concerning executive compensation and is appropriate in light of the Company's financial objectives and performance. Awards of long-term incentive compensation to our chief executive officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards.

         Mr. McDonald's fiscal 1998 compensation package was determined prior to the establishment of the Compensation Committee. Mr. McDonald's compensation package for 1998 was directly tied to corporate profits, an element of the specific quantitative performance criteria appied to the other executive officers and included an increase of 9% over his 1997 compensation.

HOW ARE WE ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

         Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and four other most highly compensated executive officers. Under IRS regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee does not believe that any of the executive compensation arrangements for fiscal 1998 will result in the loss of a tax deduction pursuant to Section 162(m). The Compensation Committee expects to continue to monitor the application of Section 162(m) to executive compensation and will take appropriate action if it is warranted in the future.


                                                Steven I. Geringer
                                                Deborah A. Guthrie
                                                James A. Deal

EMPLOYMENT AGREEMENTS

         We have employment agreements with each of Mr. McDonald, Ms. Gulmi, Mr. Harrell, Mr. Lunn and Mr. Manning. The employment agreements have an initial one-year term, but contain a provision that automatically extends the term for an additional one year on the first and each successive anniversary date until such employee reaches age 65, after which term the employment agreement shall not be automatically extended. We can cancel the automatic renewal provision prior to each anniversary date. The employment agreements provide that if we elect not to extend the executive's employment, the executive will be considered to have been terminated without cause and will receive his or her base salary, reduced by any salary earned by the executive from another employer, plus certain benefits for a period of one year. The executive will also receive the same compensation as provided above if the executive terminates his or her employment with us under certain circumstances at any time within 12 months following a change in control (as defined in the employment agreements). The employment agreements also contain a restrictive covenant pursuant to which each executive has agreed not to compete with us during the time we are obligated to compensate him or her pursuant to his or her employment agreement.

                      EXECUTIVE COMPENSATION SUMMARY TABLE

         The following table provides information as to annual, long-term or other compensation during fiscal years 1998, 1997 and 1996 for the persons who, at the end of fiscal 1998, were the chief executive officer and the other four most highly compensated executive officers (the "named executive officers"). Prior to December 1997, Thomas G. Cigarran served as our chief executive officer but received no compensation from us or with respect to his service to us.


--------------------------------------------------------------------------------------------------------------------------------
                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                              ANNUAL COMPENSATION           -----------------
                                                      ------------------------------         NUMBER OF STOCK       ALL OTHER
       NAME AND PRINCIPAL POSITION        YEAR           SALARY            BONUS             OPTIONS GRANTED      COMPENSATION
      -----------------------------      --------     --------------    ------------        ------------------    ------------
    Ken P. McDonald                        1998          $175,007         $77,003                     --                 --
      President and Chief                  1997           156,253          13,461                 88,333             $4,000(3)
      Executive Officer(1)                 1996           139,050          41,905                 69,999              4,000

    Claire M. Gulmi                        1998          $134,535         $41,084                 28,333                 --
      Senior Vice President,               1997           124,796           9,984                 16,666                 --
      Chief Financial Officer and          1996           100,000          28,292                  6,666                 --
      Secretary(2)

    Royce D. Harrell                       1998          $145,940         $41,717                  5,000                 --
      Senior Vice President,               1997           138,190          11,055                  8,333                 --
      Operations                           1996           130,788          38,471                  8,333                 --

    Rodney H. Lunn                         1998          $145,697         $39,411                  7,500             $4,320(3)
      Senior Vice President,               1997           139,597          26,872                 38,333              4,320
      Center Development                   1996           132,108          29,169                  5,000              4,320

    David L. Manning                       1998          $145,697         $22,507                  6,667             $4,320(3)
      Senior Vice President,               1997           139,597           7,782                 43,333              4,320
      Development                          1996           132,108         106,460                  8,333              4,320
-------------------------------------------------------------------------------------------------------------------------------

     (1)   Mr. McDonald became Chief Executive Officer in December 1997.
     (2) Ms. Gulmi became Senior Vice President in March 1997 and Secretary in December 1997.
     (3)   Automobile allowance.

                          OPTION GRANTS FOR FISCAL 1998

         The following table provides information as to options granted to the named executive officers during fiscal 1998.


-----------------------------------------------------------------------------------------------------------------------------
                                                  INDIVIDUAL GRANTS
                        ----------------------------------------------------------------------
                          NUMBER OF          PERCENT OF                                              POTENTIAL REALIZABLE
                        SECURITIES OF       TOTAL OPTIONS                                              VALUES AT ASSUMED
                          UNDERLYING         GRANTED TO          EXERCISE                               ANNUAL RATES OF
                           OPTIONS          EMPLOYEES IN           PRICE          EXPIRATION       STOCK PRICE APPRECIATION
           NAME            GRANTED           FISCAL YEAR         PER SHARE           DATE               FOR OPTION TERM
   -------------------- --------------    -----------------    -------------     -------------    ---------------------------
                                                                                                       5%             10%
                                                                                                  -------------    ----------
   Ken P. McDonald            --                --                   --                  --               --            --

   Claire M. Gulmi        28,333(1)             12.1%             $9.13            02/23/08         $162,683      $412,270

   Royce D. Harrell        5,000(1)              2.1               9.13            02/23/08           28,709        72,754

   Rodney H. Lunn          7,500(1)              3.2               9.13            02/23/08           43,064       109,132

   David L. Manning        6,667(1)              2.9               9.13            02/23/08           38,281        97,011

-----------------------------------------------------------------------------------------------------------------------------

     (1) Represents options to purchase shares of Class A common stock which vest in four equal annual installments beginning on the first anniversary of the date of grant. If there is a change in control or a potential change in control as defined in the 1997 Stock Incentive Plan, any stock options which are not then exercisable, in the discretion of the Board of Directors, may become fully exercisable and vested.

                   OPTION EXERCISES AND VALUES FOR FISCAL 1998

         None of the named executive officers exercised options during fiscal 1998. The following table provides information with respect to the status at December 31, 1998 of the options held by named executive officers. The aggregate dollar value of the options held at year-end are calculated as the difference between the fair market value of the Class A common stock ($7.375 as reported on The Nasdaq National Market on December 31, 1998) and the respective exercise prices of the stock options.

   ---------------------------------------------------------------------------------------------------------
                                        NUMBER OF SECURITIES                 VALUE OF UNEXERCISED IN-
                                       UNDERLYING UNEXERCISED                  THE-MONEY OPTIONS AT
                                     OPTIONS AT FISCAL YEAR-END                  FISCAL YEAR-END
                                ------------------------------------    ----------------------------------
             NAME                 EXERCISABLE        UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
   -------------------------    ---------------    -----------------    ---------------   ----------------
   Ken P. McDonald                    98,750              101,248           $260,373            $88,846
   Claire M. Gulmi                    24,166               44,165             84,101             27,293
   Royce D. Harrell                   92,416               15,415            429,825             20,382
   Rodney H. Lunn                    225,332                7,500          1,244,179                 --
   David L. Manning                  235,332                6,667          1,267,229                 --
   ----------------------------------------------------------------------------------------------------------


COMPARISON OF CUMULATIVE TOTAL RETURNS

         The following graph compares the performance of our Class A common stock and Class B common stock with the performance of a market index and a peer group index. The market index is the Center for Research in Security Prices Index for NASDAQ Stock Market (U.S. Companies) and the peer group index is the Center for Research in Security Prices Index for NASDAQ Health Services Stocks. The graph covers the period from the inception of trading in our common stock, December 4, 1997, through the end of fiscal 1998. The graph assumes that $100 was invested on December 4, 1997 in our Class A and Class B common stock, the NASDAQ Index and the NASDAQ Health Services Index, and that all dividends were reinvested.


                       Class A       Class B
         Date        Common Stock  Commn Stock     Market Index         Peer Index
         12/04/1997    100.000       100.000       100.000              100.000
         12/31/1997     85.714        86.111        97.493              100.670
         01/30/1998     91.429        93.056       100.591               97.963
         02/27/1998    106.429       108.333       110.050              106.941
         03/31/1998    101.429       100.000       114.007              110.416
         04/30/1998    128.571       116.667       115.971              110.206
         05/29/1998    107.143       106.944       109.523              100.357
         06/30/1998     87.143        77.778       117.199              100.209
         07/31/1998     84.286        72.222       115.803               85.333
         08/31/1998     74.286        61.111        92.944               66.823
         09/30/1998     78.571        68.056       105.871               75.292
         10/30/1998     75.714        68.056       110.441               81.358
         11/30/1998     85.000        74.306       121.618               78.816
         12/31/1998     84.286        75.000       137.373               85.286


       ITEM 2 - APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CHARTER TO INCREASE AUTHORIZED SHARES OF CLASS A COMMON STOCK

         We are presently authorized to issue 20,000,000 shares of Class A common stock, 4,800,000 shares of Class B common stock and 5,000,000 shares of Preferred Stock. As of April 2, 1999, we had 9,539,049 shares of Class A common stock issued and outstanding. An additional 1,327,825 shares of Class A common stock were reserved for issuance upon the exercise of options which have been granted pursuant to our stock option plans and were outstanding on the record date. Thus at April 2, 1999, there were approximately 9,100,000 authorized shares of Class A common stock unissued and not reserved for issuance pursuant to outstanding options.

         At the annual meeting there will be submitted to shareholders a proposal to amend Article 7 of our Amended and Restated Charter in order to increase the number of shares of Class A common stock we have the ability to issue from 20,000,000 shares to 35,000,000 shares. If the proposed amendment is approved, the first paragraph of Article 7 would be deleted and replaced by the following:

         "7. The aggregate number of shares of capital stock the Corporation is authorized to issue is 44,800,000 shares, of which 35,000,000 shares shall be Class A Common Stock, no par value, 4,800,000 shares shall be Class B Common Stock, no par value (collectively the "Common Stock"), and 5,000,000 shares shall be preferred stock, no par value (the "Preferred Stock") of which 500,000 shares are designated as Series A Redeemable Preferred Stock and 416,666 shares are designated as Series B Convertible Preferred Stock. The Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of any class of shares before the issuance of any shares of that class or one or more series within a class before the issuance of any shares within that series."

         The proposed increase in the number of authorized shares of Class A common stock has been recommended by the Board of Directors to assure that an adequate supply of authorized unissued shares is available for general corporate needs, such as future stock dividends or stock splits, or issuance under the 1997 Stock Incentive Plan. The additional authorized shares of Class A common stock could also be used for such purposes as raising additional capital for our operations, or financing the acquisition of other businesses.

         Although the Board of Directors has no present intention of issuing additional shares of Class A common stock other than in connection with the acquisition of surgery centers, the proposed increase in the number of authorized shares of Class A common stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. Such additional shares could be issued by the Board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of the Company.

         If the amendment is approved by the holders of a majority of the issued and outstanding shares of Class A common stock entitled to vote on the amendment, it will become effective upon the filing of an amendment to the Amended and Restated Charter with the Secretary of State of the State of Tennessee, which is expected to be accomplished as promptly as practicable after such approval is obtained.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR AMENDED AND RESTATED CHARTER.

              ITEM 3 - RE-APPROVAL OF THE 1997 STOCK INCENTIVE PLAN
      TO ENSURE COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

INTRODUCTION

         An item will be presented at the annual meeting to re-approve our 1997 Stock Incentive Plan. The plan was originally adopted by our Board of Directors on February 7, 1997 and approved by our shareholders on December 1, 1997, prior to our becoming a publicly traded company as a result of the distribution by AHC to its stockholders of all its holdings of our common stock.

         Section 162(m) of the Internal Revenue Code generally disallows a corporate deduction for compensation over $1.0 million paid to a company's chief executive officer and any of the four other most highly compensated officers. The $1.0 million limitation applies to amounts realized on the exercise of stock options, unless, among other conditions, the options are granted pursuant to a plan that has been approved by the company's public shareholders. Although the 1997 Stock Incentive Plan was approved by our shareholders prior to the spinoff, the plan has not been approved by our public shareholders. The Board of Directors is submitting the 1997 Stock Incentive Plan for approval by our shareholders to ensure compliance with Section 162(m) of the Internal Revenue Code.

         If the plan is not approved by our shareholders, the plan and options previously granted or granted in the future under the plan will not be affected. We will not, however, be permitted to deduct compensation over $1.0 million realized by certain employees in connection with their exercise of certain options granted under the plan. The Board of Directors believes that it is in our best interests and the best interests of our shareholders to re-approve the plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RE-APPROVAL OF THE 1997 STOCK INCENTIVE PLAN.

SUMMARY OF THE MATERIAL PROVISIONS OF THE PLAN

         The following summary of the material provisions of the 1997 Stock Incentive Plan is qualified in its entirety by reference to the text of the plan, which is attached to this proxy statement as Exhibit A.

         GENERALLY. Under the 1997 Stock Incentive Plan, the Compensation Committee has the authority to grant to our officers, other key employees, non-employee directors and consultants the following types of awards: (1) stock options; (2) stock appreciation rights; (3) restricted stock; and/or (4) other stock-based awards.

         The aggregate number of shares of Class A common stock that may be issued under the plan is 650,000 shares. The maximum number of shares of Class A common stock for which awards may be made under the plan to any officer or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code is 200,000 during any single fiscal year. As of April 2, 1999, options to purchase an aggregate of 482,164 shares were outstanding under the plan, options relating to an aggregate of 1,031 shares of Class A common stock had been exercised and 57,301 restricted shares had been issued. Accordingly, 109,504 shares of Class A common stock are currently available for issuance under the plan.

         Any shares as to which an option or other award expires, lapses unexpired, or is forfeited, terminated, or canceled may become subject to a new option or other award. The plan will terminate on, and no award may be granted later than, December 2007 but the exercise date of awards granted prior to such tenth anniversary may extend beyond such date.

         AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS. The plan provides for automatic grants of restricted Class A common stock to our non-employee directors as described in detail under the heading "How are our directors compensated?"

         STOCK OPTIONS. Incentive stock options and non-qualified stock options may be granted for such number of shares as the Compensation Committee may determine and may be granted alone, in addition to, or in tandem with other awards under the plan or cash awards outside the plan. A stock option will be exercisable at such times and subject to such terms and conditions as the Compensation Committee will determine. The term may not be more than ten years after the date of grant (five years in the case of incentive stock options for certain 10% shareholders). The option price for an incentive stock option will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of our Class A common stock as of the date of grant and for any non-qualified stock option will not be less than 50% of the fair market value as of the date of grant. Stock options and stock appreciation rights granted under the plan may not be transferred or assigned without the prior written consent of the Compensation Committee other than (i) transfers by the optionee to a member of his or her immediate family or a trust for the benefit of the optionee or a member of his or her immediate family or (ii) transfers by will or by the laws of descent and distribution.

         Stock appreciation rights may be granted under the plan in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once a stock appreciation right has been exercised, the related portion of the stock option underlying the stock appreciation right will terminate. Upon the exercise of a stock appreciation right, the Compensation Committee will pay to the employee or consultant in cash, Class A common stock or a combination thereof (the method of payment to be at the discretion of the Compensation Committee), in an amount equal to the excess of the fair market value of the Class A common stock on the exercise date over the option price, multiplied by the number of stock appreciation rights being exercised.

         RESTRICTED STOCK. Restricted stock awards may be granted alone, in addition to, or in tandem with other awards under the plan or cash awards made outside the plan. The provisions attendant to a grant of restricted stock may vary from participant to participant. In making an award of restricted stock, the Compensation Committee will determine the periods during which the restricted stock is subject to forfeiture and may provide such other awards designed to guarantee a minimum value for such stock.

         OTHER STOCK-BASED AWARDS. The Compensation Committee also may grant other types of awards, such as performance shares, convertible preferred stock, convertible debentures, exchangeable securities that are valued, in whole or in part, by reference to earnings per share or performance of our subsidiaries. These awards may be granted alone, in addition to, or in tandem with, stock options, restricted stock, or cash awards outside of the plan. Awards will be made upon such terms and conditions as the Compensation Committee may determine.

         EFFECTS OF A CHANGE IN CONTROL. If there is a change of control or a potential change of control of the Company, stock appreciation rights and limited stock appreciation rights outstanding for at least six months and any stock options that are not then exercisable, in the discretion of the Board, may become fully exercisable and vested and the restrictions and deferral limitations applicable to restricted stock and other stock-based awards may lapse and such shares and awards will be deemed fully vested. For purposes of the plan, a change of control is defined generally to include:

         - any person or entity, other than the Company or a wholly-owned subsidiary of the Company, becoming the beneficial owner of our securities having 35% or more of the combined voting power of the then outstanding securities that may be cast for the election of directors;

         - as a result of, or in connection with, a cash tender, exchange offer, merger, or other business combination, sale of assets, or contested election, less than a majority of the combined voting power of our then outstanding securities entitled to vote generally in the election of directors being held in the aggregate by the holders of our securities entitled to vote generally in the election of our directors immediately prior to such transaction; and

         - during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors ceasing to constitute at least a majority thereof, unless the election of each director first elected during such period was approved by a vote of at least two-thirds of our directors then still in office who were our directors at the beginning of any such period.

         Stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, and other stock-based awards will, unless otherwise determined by the Compensation Committee in its sole discretion, be cashed out on the basis of the change in control price (as defined in the plan and as described below). The change of control price will be the highest price per share paid in any transaction reported on The Nasdaq National Market or paid or offered to be paid in any bona fide transaction relating to a change in control or potential change in control at any time during the immediately preceding 60-day period, as determined by the Compensation Committee.

         AMENDMENTS AND TERMINATION. Our Board of Directors may amend, alter, or discontinue the plan, provided that no amendment may be made that would impair the rights of an optionee or participant under an award made under the plan without the participant's consent.

OPTIONS GRANTED UNDER THE PLAN

         Because awards under the plan are at the discretion of the Compensation Committee, the benefits that will be awarded under the plan to persons other than non-employee directors are not currently determinable. The following table shows as to each of the named executive officers, as to all executive officers as a group and as to all other employees as a group, the aggregate number of shares of Class A common stock subject to options granted under the plan, excluding options that have been canceled or forfeited unexercised, and the weighted average per share exercise price. As of April 1, 1999, the market value of a share of Class A common stock based on the closing price for such stock on The Nasdaq National Market was $7.125.


  ---------------------------------------------------------------------------------------
                                                         NUMBER OF
                                                           STOCK
                                                          OPTIONS     AVERAGE EXERCISE
                              NAME                        GRANTED      PRICE PER SHARE
  -----------------------------------------------       ------------  -----------------
    Ken P. McDonald..................................       88,333         $8.28
    Claire M. Gulmi..................................       44,999          7.94
    Royce D. Harrell.................................       13,333          7.12
    Rodney H. Lunn...................................       45,833          6.61
    David L. Manning.................................       50,000          6.50
    All executive officers as a group (6 persons)....      242,498          7.47
    All other employees as a group...................      239,666          7.75
  --------------------------------------------------------------------------------------

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of certain U.S. Federal income tax aspects of options and shares of restricted stock awarded under the plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any grantee will depend upon his or her particular circumstances and other facts. The plan participants must consult their tax advisors with respect to any state, local, and foreign tax considerations or particular federal tax implications of options granted under the plan.

         INCENTIVE STOCK OPTIONS. Neither the grant nor the exercise of an incentive stock option will result in taxable income to the employee. The tax treatment on sale of shares of common stock acquired upon exercise of an incentive stock option depends on whether the holding period requirement is satisfied. The holding period is met if the disposition by the employee occurs
(i) at least two years after the date of grant of the option; (ii) at least one year after the date the shares were transferred to the employee; and (iii) while the employee remains employed by us or not more than three months after his or her termination of employment (or not more than one year in the case of a disabled employee). In the case of a deceased employee, the incentive stock option may be exercised by the deceased employee's legal representative or heir provided the option was an incentive stock option in the hands of the deceased employee and the deceased employee was employed by us for at least three months before his or her death. However, the plan limits the right of the legal representative of any deceased employee to exercise an option to one year following death. If the holding period requirement is satisfied, the excess of the amount realized upon sale of the shares of common stock acquired upon the exercise of the incentive stock option over the price paid for these shares will be treated as a capital gain. If the employee disposes of the common stock acquired upon the exercise of the incentive stock option before the holding period requirement is met (a "disqualifying disposition"), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary compensation income to the employee at the time of disposition, and we will be entitled to a corresponding deduction. The balance of the gain, if any, will be a capital gain for the employee. Any capital gain recognized by the employee will be a long-term capital gain if the employee's holding period for the shares of common stock at the time of disposition is more than one year; otherwise it will be short-term.

         Although the exercise of an incentive stock option will not result in taxable income to the employee, the excess of the fair market value of the common stock on the date of exercise over the exercise price will be included in the employee's "alternative minimum taxable income" under the Internal Revenue Code. This inclusion might subject the employee to, or increase his or her liability for, the alternative minimum tax under Section 55 of the Internal Revenue Code.

         NONQUALIFIED STOCK OPTIONS. There will be no federal income tax consequences to us or to the grantee upon the grant of non-qualified stock options under the plan. However, upon the exercise of a non-qualified stock option under the plan, the grantee will recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We will generally be entitled to a tax deduction at such time and in the same amount that the employee realizes ordinary income. If the shares of common stock so acquired are later sold or exchanged, the difference between the amount realized from such sale or exchange and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon the length of time the common stock has been held after such date.

         EXERCISE WITH SHARES. A grantee who pays the exercise price upon exercise of an incentive stock option or non-qualified stock option, in whole or in part, by delivering shares of common stock already owned by him or her will realize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. Shares of common stock acquired upon exercise that are equal in number to the shares surrendered will have a tax basis equal to the tax basis of the shares surrendered, and (except as noted below with respect to disqualifying dispositions) the holding period of such shares will include the holding period of shares surrendered. In the case of a non-qualified stock option, the basis of additional shares received upon exercise of the non-qualified stock option will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised. In the case of an incentive stock option, the tax basis of the additional shares received will be zero, and the holding period of such shares will commence on the date of the exchange. If any of the shares received upon exercise of the incentive stock option are disposed of within two years of the date of the grant of the incentive stock option or within one year after exercise, the shares with the lowest basis (i.e., zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as previously discussed above.

         RESTRICTED STOCK. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under
Section 83(b) of the Internal Revenue Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether she or he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. If the participant makes an election under Section 83(b), however, the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and we generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

         DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by us. If the participant makes a
Section 83(b) election, however, the dividends will be taxable as ordinary income to the participant but will not be deductible by us.

         OTHER STOCK-BASED AWARDS. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

         The plan is not intended to be a "qualified plan" under Section 401(a) of the Internal Revenue Code.

       ITEM 4 - APPROVAL OF AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN

         The Board of Directors has approved and recommends that the shareholders approve an amendment to our 1997 Stock Incentive Plan to increase the number of shares of Class A common stock reserved for issuance pursuant to the exercise of options granted under the plan and shares of restricted stock issuable under the plan from a maximum of 650,000 shares to 1,120,000 shares. The major features of the plan are summarized in Item 3 above.

         As of the record date, options to purchase 482,164 shares of our Class A common stock were outstanding under the plan, options to purchase 1,031 shares had been exercised, 57,301 restricted shares had been issued and 109,504 shares remained available for the grant of options under the plan. The proposed amendment would increase to 1,061,668 the number of shares of our Class A common stock reserved for issuance pursuant to awards granted or to be granted under the plan. If the proposed amendment is approved, Paragraph (a) of Section 3 of the plan would be deleted and replaced with the following:

         "(a) The aggregate number of shares of Common Stock that may be issued under the Plan shall be 1,120,000 shares. The shares of Common Stock issuable under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. No officer of the Corporation or other person whose compensation may be subject to the limitations or deductibles under Section 162(m) of the Code shall be eligible to receive awards pursuant to this Plan relating to in excess of 200,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum")."

         The Board of Directors believes that it is in our best interests and the best interests of our shareholders to approve the amendment to allow us to continue to grant options under the plan to secure the benefits of the additional incentive inherent in the ownership of our common stock by our key employees, to help secure and retain the services of our key employees and to have a sufficient number of shares of common stock available for reissue as restricted stock to our non-employee directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         We have appointed Deloitte & Touche LLP as our independent public accountants for 1999. Deloitte & Touche LLP served as our independent public accountant for 1998. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting to make a statement if they desire to do so and to respond to questions from the shareholders.

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

         SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, shareholder proposals submitted in accordance with applicable rules and regulations for presentation at our next annual meeting and received at our executive offices no later than December 20, 1999 will be considered for inclusion in our proxy statement and form of proxy relating to the 2000 annual meeting.

         For other shareholder proposals to be timely (but not considered for inclusion in our proxy statement), a shareholder's notice must be received at our executive offices not less than 60 days nor more than 90 days prior to the date of the next annual meeting and should otherwise comply with the advance notice provisions of our bylaws. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

         PROXY SOLICITATION COSTS. The proxies being solicited hereby are being solicited by us. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

         FINANCIAL STATEMENTS AVAILABLE. A copy of our 1998 Annual Report to Shareholders containing audited financial statements accompanies this proxy statement. The 1998 Annual Report does not constitute a part of the proxy solicitation material.

April __, 1999

                                                                       Exhibit A

                                  AMSURG CORP.
                            1997 STOCK INCENTIVE PLAN


SECTION 1.  PURPOSE; DEFINITIONS.

         The purpose of the AmSurg Corp. 1997 Stock Incentive Plan (the "Plan") is to enable AmSurg Corp., a Tennessee corporation (the "Corporation") to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and directors who are not also employees of the Corporation, and to strengthen the mutuality of interests between such key employees, consultants, and directors by awarding such key employees, consultants, and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         A. "Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         B. "Board" means the Board of Directors of the Corporation.

         C. "Cause" has the meaning provided in Section 5(j) of the Plan.

         D. "Change in Control" has the meaning provided in Section 10(b) of the Plan.

         E. "Change in Control Price" has the meaning provided in Section 10(d) of the Plan.

         F. "Common Stock" means (i) prior to the Distribution, the Corporation's Common Stock, without par value, and (ii) following the Distribution, the Corporation's Class A Common Stock, without par value.

         G. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         H. "Committee" means the Committee referred to in Section 2 of the Plan.

         I. "Corporation" means AmSurg Corp., a corporation organized under the laws of the State of Tennessee or any successor corporation.

         J. "Disability" means disability as determined in accordance with Corporation's policies in effect from time to time.

         K. "Distribution" means the Distribution contemplated by that certain Distribution Agreement, dated as of March 7, 1997, by and between American Healthcorp, Inc. and the Corporation.

         L. "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Corporation at or before the time of such retirement, from active employment with the Corporation and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Corporation then in effect or as may be approved by the Committee.

         M. "Effective Date" has the meaning provided in Section 14 of the Plan.

         N. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         O. "Fair Market Value" means with respect to the Common Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of Common Stock on The Nasdaq Stock Market National Market or such other market or exchange as is the principal trading market for the Common Stock, or, if no such sale of a share of Common Stock is reported on The Nasdaq Stock Market National Market or other exchange or principal trading market on such date, the fair market value of a share of Common Stock as determined by the Committee in good faith.

         P. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         Q. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

         R. "Non-Employee Director" means a member of the Board who is a Non-Employee Director within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act and an outside director within the meaning of Treasury Regulation Sec. 162-27(e)(3) promulgated under the Code.

         S. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         T. "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

         U. "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, the Common Stock.

         V. "Outside Director" means a member of the Board who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation. A Board member who serves as a medical director but is not either an officer or employee will be deemed to be an Outside Director.

         W. "Outside Director Restricted Stock" means an award to an Outside Director under Section 9 below.

         X. "Plan" means this 1997 Stock Incentive Plan, as amended from time to time.

         Y. "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions under Section 7 of the Plan.

         Z. "Restriction Period" has the meaning provided in Section 7 of the Plan.

         AA. "Retirement" means Normal or Early Retirement.

         BB. "Section 162(m) Maximum" has the meaning provided in Section 3(a) hereof.

         CC. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

         DD. "Stock Option" or "Option" means any option to purchase shares of Common Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

         EE. "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


SECTION 2.  ADMINISTRATION.

         The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. Decisions of the Committee may be ratified by the Board. The functions of the Committee specified in the Plan may be exercised by an existing Committee of the Board composed exclusively of Non-Employee Directors. The initial Committee shall be the Compensation Committee of the Board.

         The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees, Outside Directors and consultants eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights,
(iii) Restricted Stock, and/or (iv) Other Stock-Based Awards; provided, however, that the power to grant and establish the terms and conditions of awards to Outside Directors under the Plan other than pursuant to Section 9 shall be reserved to the Board.

         In particular, the Committee, or the Board, as the case may be, shall have the authority, consistent with the terms of the Plan:

                  (a) to select the officers, key employees and Outside Directors of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible persons;

                  (c) to determine the number of shares to be covered by each such award granted hereunder;

                  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 11 hereof;

                  (e) to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock under Section 5(m) or
         (n), as applicable, instead of Common Stock;

                  (f) to determine whether, to what extent, and under what circumstances Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan;

                  (g) to determine whether, to what extent, and under what circumstances shares of Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

                  (h) to determine whether to require payment of tax withholding requirements in shares of Common Stock subject to the award; and

                  (i) to impose any holding period required to satisfy Section 16 under the Exchange Act.

         The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be subject to ratification by the Board, which shall act only on the recommendation of the Committee as to all matters as to which the Committee has discretion pursuant to the provisions of the Plan. Subject to such ratification, the decisions of the Committee shall be final and binding on all persons, including the Corporation and Plan participants.


SECTION 3.  SHARES OF COMMON STOCK SUBJECT TO PLAN.

         (a) The aggregate number of shares of Common Stock that may be issued under the Plan shall be 650,000 shares. The shares of Common Stock issuable under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. No officer of the Corporation or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive awards pursuant to this Plan relating to in excess of 200,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum").

         (b) If any shares of Common Stock that have been optioned cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Restricted Stock or Other Stock-Based Award granted hereunder are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Common Stock, or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

         (c) In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an appropriate substitution or adjustment shall be made in the maximum number of shares that may be awarded under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number of shares underlying grants of Restricted Stock and Outside Director Restricted Stock, the
Section 162(m) Maximum and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. An adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.


SECTION 4.  ELIGIBILITY.

         Officers, other key employees and Outside Directors of and consultants to the Corporation and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. Outside Directors are eligible to receive awards pursuant to Section 9 and as otherwise determined by the Board.


SECTION 5.  STOCK OPTIONS.

         Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be of two types:
(i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation.

         The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

         Options granted to officers, key employees, Outside Directors and consultants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                  (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, not less than 110%) of the Fair Market Value of the Common Stock at grant, in the case of Incentive Stock Options, and not less than 50% of the Fair Market Value of the Common Stock at grant, in the case of Non-Qualified Stock Options.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries or parent corporations, more than five years) after the date the Option is granted.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as provided in Section 5(g) and (h) and Section 10, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

                  (d) Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of shares of Common Stock already owned by the optionee or, in the case of a Non-Qualified Stock Option, shares of Restricted Stock or shares subject to such Option or another award hereunder (in each case valued at the Fair Market Value of the Common Stock on the date the Option is exercised). If payment of the exercise price is made in part or in full with Common Stock, the Committee may award to the employee a new Stock Option to replace the Common Stock which was surrendered. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant. No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

                  (e) Transferability of Options. No Non-Qualified Stock Option shall be transferable by the optionee without the prior written consent of the Committee other than (i) transfers by the Optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (f) Bonus for Taxes. In the case of a Non-Qualified Stock Option or an optionee who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Stock Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the optionee upon such exercise.

                  (g) Termination by Death. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (h) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (i) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a NonQualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

                  (j) Other Termination. Subject to Section 5(k), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (ii) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate. If an optionee voluntarily terminates employment with the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

                  (k) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000. To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                               (i) if (x) a participant's employment is
                  terminated by reason of death, Disability, or Retirement and
                  (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an "Incentive Stock Option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

                               (ii) if the exercise of an Incentive Stock Option
                  is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in
                  Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

                  (l) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Common Stock, or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                  (m) Settlement Provisions. If the option agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regards to the forfeiture restrictions involved.

                  (n) Performance and Other Conditions. The Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the option agreement, any such conditional Option shall vest immediately prior to its expiration if the conditions to exercise have not theretofore been satisfied.

SECTION 6.  STOCK APPRECIATION RIGHTS.

                  (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option. A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

                  (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                           (i) Stock Appreciation Rights shall be exercisable
                  only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

                           (ii) Upon the exercise of a Stock Appreciation Right,
                  an optionee shall be entitled to receive an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the Fair Market Value of the Common Stock on the date of exercise.

                           (iii) Stock Appreciation Rights shall be transferable
                  only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

                           (iv) Upon the exercise of a Stock Appreciation Right,
                  the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
                  Section 3 of the Plan on the number of shares of Common Stock to be issued under the Plan.

                           (v) The Committee, in its sole discretion, may also
                  provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

                           (vi) The Committee may condition the exercise of any
                  Stock Appreciation Right upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion.

SECTION 7.  RESTRICTED STOCK.

                  (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 7(c). The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

                  (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

                           (i) The purchase price for shares of Restricted Stock
                  shall be established by the Committee and may be zero.

                           (ii) Awards of Restricted Stock must be accepted
                  within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

                           (iii) Each participant receiving a Restricted Stock
                  award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                           (iv) The Committee shall require that the stock
                  certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such award.

                  (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                           (i) In accordance with the provisions of this Plan
                  and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber shares of Restricted Stock awarded under the Plan, except to the extent permitted under Section 13(h) below. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance, such other factors or criteria as the Committee may determine in its sole discretion.

                           (ii) Except as provided in this paragraph (ii) and
                  Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the award agreement may also impose restrictions on the right to vote and the right to receive dividends.

                           (iii) Subject to the applicable provisions of the
                  award agreement and this Section 7, upon termination of a participant's employment with the Corporation and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                           (iv) If and when the Restriction Period expires
                  without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

                  (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Corporation and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a restricted stock award, subject to such performance, future service, deferral, and other terms and conditions as may be specified by the Committee.


SECTION 8.  OTHER STOCK-BASED AWARDS.

                  (a) Administration. Other Stock-Based Awards, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options valued by reference to earnings per share or Subsidiary performance, may be granted either alone, in addition to, or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock granted under the Plan and cash awards made outside of the Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Stock Options not to qualify as Incentive Stock Options pursuant to Section 422 of the Code. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Common Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

                  (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 8 shall be subject to the following terms and conditions:

                           (i) Shares subject to awards under this Section 8 and
                  the award agreement referred to in Section 8(b)(v) below, may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

                           (ii) Subject to the provisions of this Plan and the
                  award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this
                  Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

                           (iii) Any award under Section 8 and any shares of
                  Common Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee in its sole discretion.

                           (iv) In the event of the participant's Retirement,
                  Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 8.

                           (v) Each award under this Section 8 shall be
                  confirmed by, and subject to the terms of, an agreement or other instrument by the Corporation and the participant.

                           (vi) Common Stock (including securities convertible
                  into Common Stock) issued on a bonus basis under this Section 8 may be issued for no cash consideration. Common Stock (including securities convertible into Common Stock) purchased pursuant to a purchase right awarded under this Section 8 shall be priced at least 85% of the Fair Market Value of the Common Stock on the date of grant.


SECTION 9.  AWARDS TO OUTSIDE DIRECTORS.

                  (a) The provisions of this Section 9 shall apply only to awards to Outside Directors in accordance with this Section 9. The Committee shall have no authority to determine the timing of or the terms or conditions of any award under this Section 9.

                  (b) Effective as of the Distribution, each person serving as an Outside Director on such date will receive a grant of a number of shares of Common Stock (rounded up to the next whole share) having an aggregate Fair Market Value on such date equal to $10,000, which shares shall be restricted as provided in this Section 9.

                  (c) On the date of the Annual Meeting of Shareholders of the Corporation occurring after the Distribution, unless this Plan has been previously terminated, each Outside Director will receive an automatic grant of a number of shares of Common Stock (rounded up to the next whole share) having an aggregate Fair Market Value on such date equal to $10,000 (subject to increase based upon any increase in the Consumer Price Index for Urban Wage Earning and Clerical Workers, U.S. All City Average Report, of the U.S. Bureau of Labor Statistics or, if such index is no longer available, a similar index), which shares shall be restricted as provided in this Section 9.

                  (d) Each grant of Outside Director Restricted Stock shall vest in increments of one-third of the shares of Common Stock subject to such grant with the first one-third increment vesting on the date of grant, the second one-third increment on the first anniversary of the date of grant and the final one-third increment on the second anniversary of the date of grant, if the grantee is still a member of the Board on such dates. Upon the vesting of the shares, the Corporation will deliver the stock certificate(s) evidencing the vested shares to the Outside Director, all restrictions on the shares imposed by this Plan (other than pursuant to Section 13(a) below) will be lifted and such shares will no longer be deemed to be "Outside Directors Restricted Stock" hereunder.

                  (e) Until the earlier of (i) five years from the date of grant and (ii) the date on which the Outside Director ceases to serve as a director of the Corporation (the "Outside Director Period of Restriction"), no Outside Director Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

         Each certificate representing Outside Director Restricted Stock granted pursuant to this Section 9 shall bear the following legend:

                  "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the AmSurg Corp. 1997 Stock Incentive Plan (the "Plan"). A copy of the Plan and the rules of such Plan may be obtained from the Secretary of AmSurg Corp."

         Once the Outside Director Period of Restriction has lapsed, the grantee shall be entitled to have the legend required by this Section 9 removed from such stock certificate(s); provided however, that such certificate shall be subject to any legend required by applicable state or federal law.

                  (f) Upon termination of an Outside Director's service as a member of the Board for any reason other than death, disability or retirement, all shares of Outside Restricted Stock not theretofore vested will be forfeited. Upon termination of an Outside Director's service as a member of the Board due to death, disability or retirement, all shares of Outside Director Restricted Stock will immediately vest.

                  (g) Grantees of Outside Director Restricted Stock shall enter into a restricted stock agreement with the Corporation setting forth the terms provided herein. Each participant receiving an award of Outside Director Restricted Stock shall be issued one or more stock certificates evidencing the shares of Outside Director Restricted Stock. Such certificates shall be registered in the name of the Outside Director, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award. The stock certificates shall be held in the custody of the Corporation until the award or portion thereof represented by such certificate is vested. The Corporation may require the Outside Director to deliver a stock power, endorsed in blank, relating to the shares of Common Stock covered by the award.

                  (h) Outside Directors will have the right to vote the shares and to receive cash dividends with respect to the shares of Outside Director Restricted Stock. Stock dividends issued with respect to Outside Director Restricted Stock will be treated as additional shares of Outside Director Restricted Stock subject to the same restrictions and vesting schedule as the shares of Outside Director Restricted Stock with respect to which they were received.

                  (i) Shares of Outside Director Restricted Stock shall be subject to Section 10. The number of shares underlying each grant of Outside Director Restricted Stock shall be adjusted automatically in the same manner as the number of shares under Section 3 hereof at any time that awards of Restricted Stock are adjusted as provided in
         Section 3.


SECTION 10.  CHANGE IN CONTROL PROVISIONS.

                  (a)  Impact of Event.  In the event of:

                       (1) a "Change in Control" as defined in Section 10(b); or

                       (2) a "Potential Change in Control" as defined in
                  Section 10(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination),

                       (i) Subject to the limitations set forth below in
                  this Section 10(a), the following acceleration provisions shall apply:

                            (a) Any Stock Appreciation Rights or any Stock
                       Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                               (b) The restrictions applicable to any Restricted
                           Stock , Outside Director Restricted Stock and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                           (ii) Subject to the limitations set forth below in
                  this Section 10(a), the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Outside Director Restricted Stock and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined Board or by the Committee in its sole discretion prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 10(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Board or Committee may determine prior to the Change in Control.

                           (iii) The Board or the Committee may impose
                  additional conditions on the acceleration or valuation of any award in the award agreement.

                  (b) Definition of Change in Control. For purposes of Section 10(a), a "Change in Control" means the happening of any of the following:

                           (i) any person or entity, including a "group" as
                  defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation's securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

                           (ii) as the result of, or in connection with, any
                  cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

                           (iii) during any period of two consecutive years,
                  individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the

                  Corporation then still in office who were directors of the Corporation at the beginning of any such period.

                  (c) Definition of Potential Change in Control. For purposes of
         Section 10(a), a "Potential Change in Control" means the happening of any one of the following:

                           (i) The approval by shareholders of an agreement by
                  the Corporation, the consummation of which would result in a Change in Control of the Corporation as defined in Section 10(b); or

                           (ii) The acquisition of beneficial ownership,
                  directly or indirectly, by any entity, person or group (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for purposes of this Plan.

                  (d) Change in Control Price. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on The Nasdaq Stock Market National Market or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Corporation at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 10(a)(ii).


SECTION 11.  AMENDMENTS AND TERMINATION.

         The Board may at any time amend, alter or discontinue the Plan; provided, however, that, without the approval of the Corporation's shareholders, no amendment or alteration may be made which would (a) except as a result of the provisions of Section 3(c) of the Plan, increase the maximum number of shares that may be issued under the Plan or increase the Section 162(m) Maximum, (b) change the provisions governing Incentive Stock Options except as required or permitted under the provisions governing incentive stock options under the Code, or (c) make any change for which applicable law or regulatory authority (including the regulatory authority of The Nasdaq Stock Market National Market or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure full deductibility of compensation received under the Plan under
Section 162(m)
of the Code. No amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or Outside Director Restricted Stock theretofore granted, without the participant's consent.

         The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices. Solely for purposes of computing the Section 162(m) Maximum, if any Stock Options or other awards previously granted to a participant are canceled and new Stock Options or other awards having a lower exercise price or other more favorable terms for the participant are substituted in their place, both the initial Stock Options or other awards and the replacement Stock Options or other awards will be deemed to be outstanding (although the canceled Stock Options or other awards will not be exercisable or deemed outstanding for any other purposes).

SECTION 12. UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 13. GENERAL PROVISIONS.

                  (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                  (c) The adoption of the Plan shall not confer upon any employee of the Corporation or any Subsidiary or Affiliate any right to continued employment with the Corporation or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

                  (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

                  (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

                  (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

                  (g) The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

                  (h) In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Stock Option, Stock Appreciation Right, Restricted Stock award, Other Stock-Based Award or Outside Director Restricted Stock award or other right issued under this Plan is transferable by the participant without the prior written consent of the Committee, or, in the case of an Outside Director, the Board, other than (i) transfers by a participant to a member of his or her Immediate Family or a trust for the benefit of the participant or a member of his or her Immediate Family or (ii) transfers by will or by the laws of descent and distribution. The designation of a beneficiary will not constitute a transfer.

                  (i) The Committee may, at or after grant, condition the receipt of any payment in respect of any award or the transfer of any shares subject to an award on the satisfaction of a six-month holding period, if such holding period is required for compliance with Section 16 under the Exchange Act.

SECTION 14. EFFECTIVE DATE OF PLAN.

         The Plan shall be effective upon adoption by the Board (the "Effective Date"), subject to approval by the holders of a majority of the votes of the Corporation's capital stock.


SECTION 15. TERM OF PLAN.

         No Stock Option, Stock Appreciation Right, Restricted Stock award, Other Stock-Based Award or award of Outside Director Restricted Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan, but awards granted prior to such tenth anniversary may be extended beyond that date.

                                                                      Appendix A

                                  AMSURG CORP.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MAY 21, 1999

    The undersigned hereby appoints Ken P. McDonald and Claire M. Gulmi and each of them, as proxies, with full power of substitution, to vote all shares of CLASS A COMMON STOCK and CLASS B COMMON STOCK of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of AmSurg Corp. (the "Company"), to be held on FRIDAY, MAY 21, 1999, at the SunTrust Center, 5th Floor Auditorium, 424 Church Street, Nashville, Tennessee at 9:00 a.m., local time (CST), and any adjournments thereof.

(1) ELECTION OF DIRECTORS:

[ ] FOR both of the following nominees                [ ] WITHHOLD AUTHORITY (ABSTAIN)
    (except as indicated to the contrary below):          to vote for both nominees

                   Class I: Henry D. Herr and Ken P. McDonald

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                      WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

(2)  APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CHARTER:

    [ ]  FOR              [ ]  AGAINST              [ ]  WITHHOLD AUTHORITY
                                                         (ABSTAIN)

(3)  RE-APPROVAL OF THE 1997 STOCK INCENTIVE PLAN

    [ ]  FOR              [ ]  AGAINST              [ ]  WITHHOLD AUTHORITY
                                                         (ABSTAIN)

(4)  APPROVAL OF AN AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN

    [ ]  FOR              [ ]  AGAINST              [ ]  WITHHOLD AUTHORITY
                                                         (ABSTAIN)

                    (PLEASE DATE AND SIGN THIS PROXY BELOW.)

(5) In their discretion on any other matter which may properly come before the meeting or any adjournment thereof.

Your shares will be voted in accordance with your instructions. If no choice is specified your shares will be voted FOR approval of all of the proposals set forth above.

                                                 Date:                    , 1999
                                                   ------------------------
                                                 PLEASE SIGN HERE AND RETURN
                                                 PROMPTLY

                                                 -------------------------------

                                                 -------------------------------

                                                 Please sign exactly as your
                                                 name appears at left. If
                                                 registered in the names of two
                                                 or more persons, each should
                                                 sign. Executors,
                                                 administrators, trustees,
                                                 guardians, attorneys, and
                                                 corporate officers should show
                                                 their full titles.

--------------------------------------------------------------------------------
 If you have changed your address, please PRINT your new address on this line.